                                                                    Exhibit 99.1

[LOGO]

                                                             One Jake Brown Road
                                               Old Bridge, New Jersey 08857-1000
                                           Tel: 732-679-4000   Fax: 732-679-4353
                                                           www.blondertongue.com

   FOR IMMEDIATE RELEASE                   CONTACT:      James A. Luksch
                                                         Chairman and
                                                         Chief Executive Officer
                                                         (732) 679-4000

BLONDER TONGUE ANNOUNCES AGREEMENT TO BUILD ELECTRONIC ON BOARD RECORDERS

OLD BRIDGE,  NEW JERSEY,  December 6, 2007 - Blonder Tongue  Laboratories,  Inc.
(AMEX:  BDR) today announced an agreement with Buffalo City Center Leasing,  LLC to provide  manufacturing,  research  and  development  and  product  support to
Buffalo City for an  electronic  on board  recorder  (EOBR) that Buffalo City is producing for Turnpike  Global  Technologies,  LLC. It is anticipated  that this three year  agreement will provide up to $4 million in product sales for Blonder
Tongue.

"After  researching  the market our decision to have Blonder Tongue  manufacture our  RouteTracker(TM)product  was  a  strategic  one.  Blonder  Tongue  provides
Turnpike  the  capacity  to meet  market  demands  for our  solution  as well as industry leading engineering to assist in technological advancements," commented
Brendan Staub, President & CEO of Turnpike.

"Today's  trucking  arena  presents  numerous  challenges  to  the  carrier  for maintaining a safe and efficient operation. Newly proposed regulatory compliance factors,  increasing  fuel prices as well as an increase in safety and  security measures  are all factors that the carrier  must take into  consideration  while trying to maintain a proficient  operation.  Turnpike  Global  Technologies  has developed a low cost EOBR solution  (called  RouteTracker(TM))  that can benefit carriers  in  numerous  ways while  keeping  drivers  compliant  to the Hours of
Service Rule which in turn will make highways across North America a safer place to travel" added Staub.

RouteTracker(TM)is  an EOBR that combines GPS and Engine Diagnostic  information for small,  medium, and large vehicle fleets. The device is easily installed and provides  customers  with  options  for  Electronic  Hours of Service  (HOS) and
Completely Automated IFTA Fuel Tax Reporting.  RouteTracker includes flexibility to connect with multiple handheld devices such as Bluetooth cellular phones, and
Windows Mobile devices.  The HOS application is fully compliant with the Federal
Motor Carrier Safety  Administration's  Regulation 395.15. All data is available
24 hours a day, 7 days a week via a secure  website that can be accessed via the
Internet. (For more information please visit www.turnpikeglobal.com

"We're  excited to enter into this new arena and support the efforts of Turnpike
Global. There is strong synergy between the parties with Turnpike's  technology, product and market  knowledge,  Blonder  Tongue's  expertise in radio  frequency electronic  equipment design and  manufacturing  and Buffalo City's  financing,"
said James A. Luksch, CEO of Blonder Tongue.

"Jim  Williams,   a  director  of  Blonder  Tongue,   brought  this  interesting
opportunity to the Company," added Mr. Luksch. "Jim is the managing member and a vice president of Buffalo City and also owns a material indirect equity stake in the business.  Due to AMEX rules,  Jim no longer  qualifies as an  "independent"
director,  but will remain a director.  Blonder  Tongue has notified AMEX of its non-compliance,  and will  coordinate  with AMEX to regain  it.  The  Company is searching for candidates to fill the  independent  director  position as well as considering other changes to the Board's  composition to regain AMEX compliance.
We believe that the result will be an even stronger Board of Directors to assist us in achieving our future goals."

Founded  in  1950,  Blonder  Tongue  Laboratories,   Inc.  has  evolved  from  a
manufacturer  of  electronic  equipment  for the  private  cable  industry  to a principal  provider of integrated  network  solutions and technical  services to
broadband  service  providers  in  the  multiple  dwelling  unit,   lodging  and
hospitality, and institutional cable markets. The Company designs, manufactures, and  supplies a  comprehensive  line of  equipment  to deliver  video  (analog &
digital),  high speed data and voice services over integrated  coaxial and fiber optic broadband networks today and over packet based, Internet protocol networks of the future.  For more information  regarding  Blonder Tongue or its products, please  visit the  Company's  Web site at  www.blondertongue.com  or contact the
Company directly at (732) 679-4000.

Turnpike Global Technologies,  LLC www.turnpikeglobal.com  provides solutions to
the  transportation   industry  that  result  in  immediate  cost  savings.  The proprietary  RouteTracker(TM)hardware and web based  TurnpikeDirect(TM)reporting service allow for the processing of millions of vehicle and driver  transactions per day.  TurnpikeDirect(TM)focuses on tasks such as fuel & mileage tax, vehicle
activity,   driver   activity,   point-to-point   verbal   driving   directions,
maintenance, hours of service, and safety.

Buffalo City Center Leasing,  LLC helps  businesses grow by providing  access to
capital  through  tailored  lease  financing  programs.   The  company  provides
businesses with solutions to meet business needs today and in the future.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: The information set forth above includes "forward-looking"  statements and accordingly,  the cautionary  statements  contained in Blonder  Tongue's  Annual
Report and Form 10-K for the year ended December 31, 2006 (See Item 1: Business,
Item 1A:  Risk  Factors  and Item 7:  Management's  Discussion  and  Analysis of
Financial  Condition  and Results of  Operations),  and other  filings  with the
Securities and Exchange  Commission are  incorporated  herein by reference.  The words  "believe",  "expect",  "anticipate",  "should",  "project",  and  similar expressions identify  forward-looking  statements.  Readers are cautioned not to
place  undue  reliance  on  these  forward-looking  statements,   which  reflect
management's  analysis only as of the date hereof.  Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or  circumstances  that arise after the date  hereof.  Blonder  Tongue's  actual results may differ from the anticipated results or other expectations  expressed in Blonder Tongue's "forward-looking"  statements, and there can be no assurance that Blonder  Tongue will realize the full $4 million of product sales  provided for in the agreement with Buffalo City.